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                                                                    EXHIBIT 23.2

                             HUDDLESTON & CO., INC.
                       PETROLEUM AND GEOLOGICAL ENGINEERS
                           1111 FANNIN -- SUITE 1700
                              HOUSTON, TEXAS 77002
                             ---------------------

                                 (713) 658-0248

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     As independent petroleum engineers, we hereby consent to (i) the reference to our Firm in the Registration Statement on Form S-1 (the "Registration Statement") of HarCor Energy, Inc. ("HarCor"), (ii) the summarization of our reports entitled "Estimated Future Reserves and Revenues for Certain Properties", as of January 1, 1996, in the Registration Statement, and (iii) the inclusion of a letter prepared by us as an exhibit to the Registration Statement.

                                          HUDDLESTON & CO., INC.

                                          By: /s/  PETER D. HUDDLESTON

                                            ------------------------------------
                                            Peter D. Huddleston, P.E.
                                            President

Houston, Texas
May 29, 1996